CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                           (210) 699-1287(ofc.)
                                          (888) 699-1287 - (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's


February 21, 2005


I consent to the use of my report dated October 21, 2004, in the Form 10SB12G on the financial statements of Sockeye Seafood Group, Inc., dated December 31, 2003, included herein and to the reference made to me.


/s/ Clyde Bailey P.C.
San Antonio, Texas